EXHIBIT 23.1


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNT FIRM

To the Board of Directors
Ames National Corporation
Ames, Iowa


We consent to the incorporation by reference in Registration Statement No. 333-89772 on Form S-8 of Ames National Corporation of our report dated February 3, 2005 relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Ames National Corporation for the year ended December 31, 2004.


/s/ McGladrey & Pullen, LLP.


Des Moines, Iowa
March 15, 2005